Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

RED HILL CAPITAL ADVISORS, LLC,

AS THE MERGING COMPANY

AND

COMMUNITY REDEVELOPMENT INC.

AS THE SURVIVING COMPANY

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement and Plan of Merger”), dated as of September 17th, 2021, is made and entered into by and among RED HILLS CAPITAL ADVISORS, LLC, a Wyoming limited liability company (“Merging Company”) and COMMUNITY REDEVELOPMENT INC., an Oklahoma corporation (“Surviving Company”) (Merging Company and Surviving Company are sometimes collectively referred to hereinafter as the “Constituent Companies”).

WITNESSETH:

WHEREAS, the Constituent Companies desire to effect a merger of the Merging Company with and into the Surviving Company pursuant to provisions of the Wyoming Limited Liability Company Act (the “Wyoming Act”) and the Oklahoma General Corporation Act (the “Oklahoma Act”);

WHEREAS, Merging Company shall contemporaneously file Internal Revenue Service Form 8832 electing to be classified as a “C” Corporation under the Internal Revenue Code, and Surviving Company is currently classified as a “C” Corporation under the Internal Revenue Code;

WHEREAS, the Constituent Companies intend for the Merger (as defined below) to be classified as a tax-free reorganization under section 368(a)(1)(A) of the Internal Revenue Code and the Treasury Regulations issued thereunder;

WHEREAS, the manager of Merging Company and the board of directors of Surviving Company have determined that it is advisable and in the best interests of each of the Constituent Companies that the Merging Company merge with and into the Surviving Company upon the terms and subject to the conditions herein provided; and

WHEREAS, the manager and all the members of the Merging Company and the board of directors and a majority of the shareholders of Surviving Company have, approved this Agreement and Plan of Merger and directed that it be executed by the undersigned manager and officer.

NOW THEREFORE, in consideration of the approval of this Agreement and Plan of Merger, the parties agree that the Merging Company shall be merged with and into the Surviving Company, and that the terms and conditions of such merger shall be as hereinafter set forth.

ARTICLE 1.                 MERGER

Section 1.01   Surviving Company. Subject to the terms and provisions of this Agreement and Plan of Merger, and in accordance with the Wyoming Act and the Oklahoma Act, at the Effective Time (as defined in Section 1.08 hereof) the Merging Company shall be merged with and into the Surviving Company (the “Merger”). The Surviving Company shall be the Surviving Company of the Merger and shall continue its existence under the laws of the State of Oklahoma. Upon the Effective Time the separate existence of the Merging Company shall cease.

Section 1.02    Effects of the Merger. The Merger shall have the effects provided for herein and in the Wyoming Act and the Oklahoma Act.

Section 1.03   Certificate of Incorporation. As of the Effective Time, the certificate of incorporation of the Surviving Company as in effect immediately prior to the Effective Time shall be amended and restated to the document shown as Exhibit “A” and such amended and restated certificate of incorporation of Surviving Company (the “Certificate of Incorporation”) shall be the certificate of incorporation of Surviving Company until thereafter duly altered, amended or repealed in accordance with the provisions thereof and applicable law.

Section 1.04   Bylaws. As of the Effective Time, the bylaws of the Surviving Company as in effect immediately prior to the Effective Time shall amended and restated to the document shown on Exhibit “B” and such amended and restated bylaws of the Surviving Company (the “Bylaws”) shall be the bylaws of Surviving Company until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Certificate of Incorporation, and applicable law.

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Section 1.05   Board of Directors of the Surviving Company. As of the Effective Time, the board of directors shall be the persons listed on Exhibit “C” until their successors are duly elected and qualified in the manner provided in the Bylaws or as otherwise provided by law or until their earlier death, resignation or removal in the manner provided in the Bylaws or as otherwise provided by law.

Section 1.06    Tax Treatment. The Constituent Companies intend for the Merger to be classified as a tax free reorganization under section 368(a)(1)(A) of the Internal Revenue Code and the Treasury Regulations issued thereunder, and each of the Constituent Companies shall take all reasonable steps to accomplish such intent.

Section 1.07   Effective Time. The Merger shall become effective at 12:01 A.M. (the “Effective Time”) upon the last of the following to occur: (1) the Certificate of Merger being filed with the Oklahoma Secretary of State in accordance with the provisions of 18 O.S. § 1090.2 of the Oklahoma Act or (2) the Articles of Merger being filed with the Wyoming Secretary of State in accordance with the provisions of section 17-29-1004 of the Wyoming Act (the “Effective Date”).

ARTICLE 2.                 MANNER AND BASIS OF EXCHANGING OR CONVERTING MERGING COMPANY MEMBERSHIP

                                       INTERESTS

Section 2.01    Capitalization of Constituent Companies.

(a)          The present capitalization of the Merging Company consists of membership interests of Merging Company (the “Merging Company Membership Interests”), which are owned eighty-two percent (82%) by Garfield Antonio and eighteen percent (18%) by Leighton M. Antonio.

(b)           The present capitalization of the Surviving Company consists of common stock of which Five Hundred Million (500,000,000) shares are authorized and 24,962,497 are issued and outstanding. As of the Effective Time the capitalization of the Surviving Company shall consist Common Stock of which Five Hundred Million (500,000,000) shares will be authorized, and Preferred Stock of which Five Million (5,000,000) shares will be authorized as provided in the amended and restated Certificate of Incorporation.

Section 2.02    Conversion Merging Company Membership Interest. As of the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, all of the Merging Company Membership Interests shall be converted into seventeen million seven hundred fifty thousand (17,750,000) shares of Common Stock (as defined in the Certificate of Incorporation) and one million (1,000,000) shares of Preferred Stock (as defined in the Certificate of Incorporation). Such shares shall be distributed pro rata to members of the Merging Company.

Section 2.03    Effect of Conversion. As of the Effective Time the Merging Company’s Membership Interest shall be deemed for all purposes to evidence ownership of, and to represent, ownership of Surviving Company Common Stock and Preferred Stock pursuant to the conversion ratio under Section 2.02. The registered owner of any Merging Company Membership Interests outstanding immediately prior to the Effective Time as such owner appears in the books and records of the Merging Company immediately prior to the Effective Time have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the shares of Surviving Company common stock and preferred stock into which the Merging Company Membership Interests have been converted pursuant to Section 2.02 hereof. Additionally, in order to secure the interest of the issuer’s current shareholder base, should Garfield or Leighton Antonio at any time in the future issue common shares to themselves, they shall include all current shareholders in pari passu, that is pro-rata to any issuance they give to themselves.

Section 2.04    Issuance of Shares. The holder of any Merging Company Membership Interests shall, be entitled to receive from the Surviving Company shares representing the number of Surviving Company shares of common stock into which the Merging Company Membership Interests have been converted pursuant to Section 2.02 hereof.

ARTICLE 3.                  APPROVAL; AMENDMENT; TERMINATION

Section 3.01    Approval. This Agreement and plan of Merger has been approved by the shareholders and members of the Constituent Companies pursuant to the Oklahoma Act and the Wyoming Act.

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Section 3.02   Abandonment. At any time prior to the Effective Time, this Agreement and Plan of Merger may be terminated and the Merger may be abandoned by the managers of the Merging Company or the Board of Directors of the Surviving Company, or both, notwithstanding approval of this Agreement and Plan of Merger by the Constituent Companies.

Section 3.03   Amendment. This Agreement and Plan of Merger may be amended, modified or supplemented by written agreement of the Constituent Companies at any time prior to the Effective Time.

ARTICLE 4.                 WARRANTIES AND REPRESENTATIONS

Section 4.01    Warranties and Representations of Merging Company. Merging Company represents and warrants to and for the benefit of Surviving Company as follows as of the Effective Date:

(a)            Organization, Standing, and Power. Merging Company is duly organized, validly existing and in good standing under the laws of Wyoming and has the limited liability company power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Merging Company is, a material adverse effect on the ability of Merging Company is to perform its obligations under this Agreement and Plan of Merger or on the ability of Merging Company is to consummate the Merger. Merging Company is duly qualified to do business in each jurisdiction where the nature of its business make such qualification necessary.

(b)            Authority; Execution and Delivery. Merging Company has all requisite limited liability company power and authority to execute and deliver this Agreement and Plan of Merger and to consummate the Merger. The execution and delivery by Merging Company of this Agreement and Plan of Merger and the consummation by Merging Company of the Merger have been duly authorized and approved by all the members and the manager of Merging Company and no other limited liability company proceedings on the part of Merging Company are necessary to authorize this Agreement and Plan of Merger and the Merger. When executed and delivered, this Agreement will be enforceable against Merging Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

(c)            Tax Matters. All Tax Returns required to be filed by or on behalf of Merging Company with any governmental body in the United States of America with respect to any transaction occurring or any taxable period ending on or before the Effective Date (i) have been timely filed or are not yet due, and (ii) have been accurately and completely prepared in compliance with all applicable laws.

(d)            Legal Proceedings. There is no pending legal proceeding, and, to the best of the knowledge of Merging Company, no Person has threatened to commence any legal proceeding: (i) that involves Merging Company or any of the Assets (as defined below) that, if decided against Merging Company, would have a material adverse effect on the financial condition, business or properties of Merging Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement and Plan of Merger.

(e)            Assets. Merging Company has, and will have at the Effective Date, good, valid and marketable title to all of the assets listed on Exhibit “D” (the “Assets”) Merging Company has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Assets or its business. No third party has any option or right to acquire Merging Company’s business or any of the Assets.

(f)            Compliance with Laws. To the best knowledge of Merging Company, it has at all time conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all governmental bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Merging Company has not received any notice, advice, claim or complaint from any employee or governmental body that Merging Company has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of governmental bodies.

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(g)            Non-Contravention. Neither (i) the execution, delivery or performance of this Agreement and Plan of Merger or any of the other agreements referred to in this Agreement and Plan of Merger, nor (ii) the consummation of any of the transactions contemplated by this Agreement and Plan of Merger, will directly or indirectly (with or without notice or lapse of time):

(i)             Contravene, conflict with or result in a violation of (i) any of the provisions of Merging Company’s articles of formation or operating agreement, or (ii) any resolution adopted by Merging Company’s members or manager;

(ii)           Contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the transactions contemplated by this Agreement and Plan of Merger or to exercise any remedy or obtain any relief under, any law or any order, writ, injunction, judgment or decree to which Merging Company, or any of the Assets are subject; or

(iii)          Contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Merging Company contract, or give any person the right to (1) declare a default or exercise any remedy under any Merging Company contract, (2) accelerate the maturity or performance of any Merging Company contract, or (3 cancel, terminate or modify any Merging Company contract.

Merging Company is not and will not be required to make any filing with or given any notice to, or to obtain any consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement and Plan of Merger or any of the other agreements referred to in this Agreement and Plan of Merger, or (y) the consummation of any of the transactions contemplated by this Agreement and Plan of Merger.

(h)	Intellectual Property.

(i)            Merging Company owns, free and clear of any encumbrance, or has the valid right to sell all intellectual property used by Merging Company, as currently conducted. Merging Company has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. Merging Company makes no representation of warranty in respect of any intellectual property, and the Surviving Company confirms it has been allowed to conduct due diligence satisfactory to the Surviving Company, and the Surviving Company agrees that any intellectual property of Merging Company is taken as-is.

(ii)           Merging Company has no agreements with any person pursuant to which Merging Company obtains rights to intellectual property material to the business that is owned by a person other than Merging Company.

(iii)          Merging Company has taken reasonable precautions (1) to protect its rights in its Intellectual Property and (2) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the business and to Merging Company’s knowledge, there have been no acts or omissions by the managers, members, , employees and agents of Merging Company, the result of which would be to materially compromise the rights of Merging Company to apply for or enforce appropriate legal protection of Merging Company’s intellectual property.

(i)             Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Merging Company.

(j)             No Additional Agreements. Merging Company does not have any agreement or understanding with the Surviving Company with respect to the transactions contemplated by this Agreement and Plan of Merger other than as specified in this Agreement and Plan of Merger.

(k)           Undisclosed Liabilities. Merging Company does not have any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually and in the aggregate would not be reasonably expected to result in a material adverse effect.

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(l)            Investment Company. Merging Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “Investment Company” within the meaning of the Investment Seller Act of 1940, as amended.

(m)          Full Disclosure. This Agreement and Plan of Merger, and all documents delivered by Merging Company to Surviving Company in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading. Surviving Company has completed its due diligence investigation of Merging Company.

Section 4.02    Warranties and Representations of Surviving Company. Surviving Company represents and warrants to and for the benefit of Merging Company as follows as of the Effective Date:

(a)            Organization, Standing and Power. Surviving Company is duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Surviving Company, a material adverse effect on the ability of Surviving Company to perform its obligations under this Agreement and Plan of Merger or on the ability of Surviving Company to consummate the Merger. Surviving Company is duly qualified to do business in each jurisdiction where the nature of its business make such qualification necessary. Surviving Company has delivered to Merging Company true and complete copies of Surviving Company’s certificate of incorporation and bylaws, each as amended to the date of this Agreement and Plan of Merger.

(b)            Authority; Execution and Delivery. The execution and delivery by Surviving Company of this Agreement and Plan of Merger and the consummation by Surviving Company of the Merger have been duly authorized and approved by a majority of the shareholders and the board of directors of Surviving Company and no other corporate proceedings on the part of Surviving Company are necessary to authorize this Agreement and Plan of Merger and the Merger. This Agreement and Plan of Merger constitutes a legal, valid and binding obligation of Surviving Company, enforceable against Surviving Company in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

(c)           Compliance with Laws. To the best knowledge of Surviving Company, it has at all time conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all governmental bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Surviving Company has not received any notice, advice, claim or complaint from any employee or governmental body that Surviving Company has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of governmental bodies.

(d)            Non-Contravention. Neither (i) the execution, delivery or performance of this Agreement and Plan of Merger or any of the other agreements referred to in this Agreement and Plan of Merger, nor (ii) the consummation of any of the transactions contemplated by this Agreement and Plan of Merger, will directly or indirectly (with or without notice or lapse of time):

(i)             Contravene, conflict with or result in a violation of (i) any of the provisions of Surviving Company’s certificate of incorporation or bylaws, or (ii) any resolution adopted by surviving Company’s shareholders or board of directors;

(ii)            Contravene, conflict with or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement and Plan of Merger or to exercise any remedy or obtain any relief under, any law or any order, writ, injunction, judgment or decree to which Surviving Company, or any of its assets are subject; or

(iii)          Contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Surviving Company contract, or give any person the right to (1) declare a default or exercise any remedy under any Surviving Company contract, (2) accelerate the maturity or performance of any Surviving Company contract, or (3) cancel, terminate or modify any Surviving Company contract.

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(e)           Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Surviving Company.

(f)             No Additional Agreements. Surviving Company does not have any agreement or understanding with the Merging Company with respect to the transactions contemplated by this Agreement and Plan of Merger other than as specified in this Agreement and Plan of Merger.

(g)            Full Disclosure. This Agreement and Plan of Merger, and all documents delivered by Surviving Company to Merging Company in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

ARTICLE 5.                 MISCELLANEOUS

Section 5.01     Additional Actions.

(a)            Subject to Section 3.03 hereof, if either party hereto shall so request prior to the Effective Time, the other party hereto shall from time to time and at any reasonable time execute and deliver to the other party such other and further documents, instruments and assurances and take such other actions as may be reasonably necessary, appropriate or convenient in order to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby.

(b)           If, at any time after the Effective Time, the Surviving Company shall consider or be advised that the execution and delivery of any further documents, instruments or assurances or the taking of any other actions may be necessary, appropriate or convenient to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Company, title to and possession of any property or right of the Merging Company acquired or to be acquired by reason of, or as a result of, the Merger or (ii) otherwise carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby, the Merging Company and their proper officers and directors shall be deemed to have granted hereby to the Surviving Company an irrevocable power of attorney to execute and deliver all such documents, instruments and assurances and to take all actions necessary, appropriate or convenient to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Company and otherwise to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby and the proper officers and directors of the Surviving Company are hereby fully authorized in the name of the Merging Company or otherwise to take any and all such action.

Section 5.02    Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement and Plan of Merger, shall be deemed to have been duly given when delivered to the addressees at the addresses specified below:

(a)	If to the Merging Company:

RED HILLS CAPITAL ADVISORS, LLC

1348 Chapel Center Drive

Gambrills, Maryland 21054

Attention: Garfield Antonio

(b)	If to the Surviving Company:

COMMUNITY REDEVELOPMENT INC.

20295 NE 29th Place, Suite 200

Aventura, Florida 33180

Attention: Charles Arnold

or to such other address or addresses as either party may from time to time designate as to itself by like notice.

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Section 5.03    Waiver. The Merging Company, on the one hand, and the Surviving Company, on the other hand, by written notice to the other, may waive, modify or extend the time for performance of any of the obligations or other actions of the other under this Agreement and Plan of Merger; provided, however, that neither party may without the consent of the other make or grant such extension of time, waiver or modification of performance with respect to its own obligations hereunder. Except as provided in the preceding sentence, no action taken pursuant to this Agreement and Plan of Merger shall be deemed to constitute a waiver of either party's rights hereunder and shall not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

Section 5.04    Entire Agreement. This Agreement and Plan of Merger supersedes any other agreement, whether written or oral, that may have been made or entered into by the Merging Company or the Surviving Company (or by any director, officer, manager or representative of such parties) relating to the matters contemplated hereby. This Agreement and Plan of Merger constitutes the entire agreement by and between the parties on the subject hereof and there are no agreements or commitments except as expressly set forth herein.

Section 5.05    Applicable Law. This Agreement and Plan of Merger and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Oklahoma, without giving effect to the principles of conflict of laws thereof. In the event of any controversy among the parties hereto arising out of or relating to this Agreement, which cannot be settled amicably by the parties, such controversy shall be settled by binding Arbitration. Both sides shall choose a mutually agreed upon competent jurist from a short list and informal Arbitration shall commence as expeditiously as possible. Either party may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the Arbitrator within the District of Columbia, and a decision of the matter submitted to the Arbitrator shall be biding and enforceable against all parties in any Court of competent jurisdiction. The prevailing party shall be entitled to all costs and expenses with respect to such arbitration, including reasonable attorneys' fees. The decision of the Arbitrator shall be final, binding upon all parties hereto and enforceable in any Court of competent jurisdiction. Each party hereto irrevocably waives any objection to the laying of venue of any such Arbitration action or proceeding brought and irrevocably waives any claim that any such action brought has been brought in an inconvenient forum. Each of the parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver.

Section 5.06    Execution in Counterparts. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 5.07    Titles and Headings. Titles and headings to articles and sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement and Plan of Merger.

Section 5.08    Partial Invalidity. If any term or provision of this Agreement and Plan of Merger or the application thereof to any party or circumstance shall, to any extent, be held invalid and unenforceable, the remainder of this Agreement and Plan of Merger, or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and Plan of Merger shall be valid and enforceable to the fullest extent permitted by law.

[Signatures on following page.]

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IN WITNESS WHEREOF, the Merging Company and the Surviving Company have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the date first above written.

MERGING COMPANY:

RED HILLS CAPITAL ADVISORS, LLC, a Wyoming limited liability company

By:	/s/ Garfield Antonio
Garfield Antonio, Manager

SURVIVING COMPANY:

COMMUNITY REDEVELOPMENT INC., a Oklahoma corporation

By:	/s/ Charles Arnold
Charles Arnold, Chief Executive Officer

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EXHIBIT “A”

Amended and Restated Certificate of Incorporation

(See Attached)

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EXHIBIT “B”

Amended and Restated Bylaws

(See Attached)

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EXHIBIT “C”

Board of Directors

Ronald A. Silver Chairman, Audit Committee

Chuck Arnold-Director

Garfield T. Antonio-Director

Stalin A. Cruz-Director

Kevin Humes-Director

Randy Avon-Independent Director, Audit Committee

Joseph “Joe” Gibbons-Independent Director, Audit Committee

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EXHIBIT “D”

Assets of Merging Company

1.	A Forty Nine percent (49%) membership interest in FORT WASHINGTON LIVINGSTON PACE, LLC, which owns a Fifty (50%) percent membership interest in FORT WASHINGTON LIVINGSTON, LLC, which owns real property.

2.	A Forty Nine percent (49%) membership interest in CAMP SPRINGS ALLENTOWN PACE, LLC which owns a Fifty (50%) percent membership interest in CAMP SPRINGS ALLENTOWN, LLC, which owns real property.

3.	A Forty Nine percent (49%) membership interest in VELOCITY VENTURES LLC, which has a development contract on real property.

4.	A Forty Nine percent (49%) membership interest in MARLOW HEIGHTS BRANCH PACE, LLC, which owns a Fifty (50%) percent membership interest in MARLOW HEIGHTS BRANCH, LLC, which owns real property.

5.	A Forty Nine percent (49%) membership interest in CAPHEIGHTS HILL PACE LLC, which owns a Fifty (50%) percent membership interest in CAPHEIGHTS HILL, LLC, which owns real property.

6.	A Forty Nine percent (49%) membership interest in CAPHEIGHTS CENTRAL DEV LLC which owns a Fifty percent (50%) percent membership interest in CAPHEIGHTS CENTRAL, LLC, which owns real property.

7.	A Forty Nine percent (49%) membership interest in CAPHEIGHTS VELOCITY SERVICES, LLC which owns a Fifty percent (50%) percent membership interest in CAPHEIGHTS HOTEL LP, which owns real property.

8.	A Forty Nine percent (49%) membership interest in COZ MANAGER LLC which owns a Twenty-Five percent (25%) percent membership interest in COZ RETAIL, LLC, which owns real property.

9.	A Forty Nine percent (49%) membership interest in COZ MANAGER LLC which owns a Twenty-Five percent (25%) percent membership interest in COZ PAV, LLC, which owns the real property.

10.	A Forty Nine percent (49%) membership interest in COZ MANAGER LLC which owns a Twenty-Five percent (25%) percent membership interest in COZAPTS, LLC, which owns the real property.

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